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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-1952 and No. 333-20331) of XeTel Corporation of our report dated April 29, 1997 in this Annual Report on Form 10-K for the fiscal year ended March 29, 1997.


/s/ PRICE WATERHOUSE LLP

Austin, Texas
June 4, 1997